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                                                                   Exhibit 10.21


                           NON-COMPETITION AGREEMENT



                                                                   July 29, 1996



Dear Dr. Shimasaki:

         You are presently employed by Oklahoma Medical Research Foundation ("OMRF"), and your duties as such an employee are to perform services exclusively for ZymeTx, Inc., a Delaware corporation ("ZymeTx"), pursuant to an agreement between OMRF and ZymeTx. In order to expand its operations and make available needed working capital to help ensure its future success, ZymeTx desires to consummate the sale of its Series A Convertible Preferred Stock in a private offering (the "Private Placement"). Consummation of the Private Placement is expected to benefit you because such funding will ensure the continued operations of ZymeTx for the foreseeable future and it is agreed that you will be granted stock options to purchase shares of ZymeTx common stock, and that you shall continue as an employee of OMRF for the purpose of performing services for ZymeTx. As a condition to consummation of the Private Placement, ZymeTx has agreed to use its best efforts to obtain the execution and delivery by you of this Agreement. In consideration of the Private Placement, the grant of stock options to you to purchase ZymeTx common stock, and your employment by OMRF for the benefit of ZymeTx, you hereby covenant and agree with ZymeTx as follows:

         1. The term of this Agreement shall be for a period commencing on the date hereof and ending on the first anniversary of the date on which your services for ZymeTx through your employment by OMRF are terminated for any reason, whether voluntarily or involuntarily.

         2. During the term of this Agreement set forth in Section 1, you will not, without the prior written consent of ZymeTx, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity which is similar to or in competition in the Territory with any of the products, services or research being developed, marketed, distributed, planned, sold or otherwise provided by ZymeTx at such time. The ownership by you of not more than three percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the Nasdaq Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph. For purposes of this Agreement, activities which shall be similar to or in competition with ZymeTx's operations as they are presently conducted shall be limited to the research, development and marketing of native viral enzyme-associated and/or FITC-labeled monoclonal antibody-associated diagnostics and native viral enzyme-associated therapeutics. For the purposes of this Agreement, "Territory" shall mean the United States of America.

         3. During the term of this Agreement set forth in Section 1, you will not, directly or indirectly, employ, or knowingly assist any other person, company or business organization which employs you or is directly or indirectly controlled by you to employ, any person who is employed by

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ZymeTx at any time during the term hereof, or in any manner seek to induce any such person to leave his or her employment with ZymeTx.

         4. During the term of this Agreement set forth in Section 1, you will not solicit or do business with any person or entity which you have knowledge may be a customer of ZymeTx, or any prospective customer of ZymeTx, in connection with any business activity which would violate any other provision of this Agreement.

         5. You hereby represent that, except as you have disclosed in writing to ZymeTx, you are not a party to, or bound by the terms of, any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of your employment with ZymeTx or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.
You further represent that your performance of all the terms of this Agreement and as an employee of ZymeTx does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by you in confidence or in trust prior to your employment with ZymeTx, and you will not disclose to ZymeTx or induce ZymeTx to use any confidential or proprietary information or material belonging to any previous employer or others.

         6. You agree that the breach of this Agreement by you will cause irreparable damage to ZymeTx and that in the event of such breach ZymeTx shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of your obligations hereunder.

         7. You understand that this Agreement does not create an obligation on ZymeTx or any other person or entity to continue your employment with OMRF or to provide services for ZymeTx.

         8. Any amendment to or modification of this Agreement, and any waiver of any provision hereof, shall be in writing and approved by the unanimous written consent of the members of ZymeTx's Board of Directors. Any waiver by ZymeTx of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

         9. You hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

         10. The term "ZymeTx" shall include ZymeTx, Inc. and any of its subsidiaries, subdivisions or affiliates. ZymeTx shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of an be enforceable by said successors or assigns.





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         11.  If your services for the Company shall be terminated (and your employment with OMRF is terminated as a consequence thereof) for any reason other than: (a) termination by you; (b) your death or Disability; or (c) termination by the Company for Cause (as hereinafter defined), the Company shall pay you a sum equal to your annual salary at the time of such termination. As used in this Section 11, the following definitions shall apply:

                 "Cause" shall mean and include (i) your alcoholism or drug addiction, (ii) your misappropriation of any money or other assets or properties of the Company or any affiliates of the Company, (iii) a material breach by you of the terms of this Agreement or the Invention Disclosure and Assignment Agreement of even date herewith, (iv) the conviction of you for any felony or other serious crime, (v) your gross moral turpitude, (vi) gross negligence or willful misconduct in the performance of your duties as directed by the President or the Board of Directors of the Company, (vii) breach of your fiduciary duty to the Company, and (viii) your failure, refusal or neglect to perform your duties as Vice President of Research or such position as the Company's President or Board of Directors may designate. You acknowledge that upon any such termination after the first anniversary of the date of this Agreement, the Company shall have no obligation to make any such payment to you.

                 "Disability" shall mean that you are or become physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States, so that you are unable substantially to perform your services to the Company for (i) a period of four (4) consecutive months, or (ii) for shorter periods aggregating four months during any twelve (12) month period.

         12. This Agreement will be executed by you in the State of Oklahoma. All questions pertaining to the validity, interpretation, construction and administration of this Agreement shall be determined in accordance with the laws of the State of Oklahoma. ZymeTx further agrees that any claim, right, demand or cause of action which may arise as a result of this Agreement or breach thereof shall be brought in the State of Oklahoma and determined by an Oklahoma Court of competent jurisdiction.

         Please indicate your acceptance of the foregoing by signing and returning one copy to the undersigned.

                                               Very truly yours,

                                               ZYMETX, INC.



                                               By: /s/ PETER G. LIVINGSTON
                                                  ---------------------------
                                                  Peter G. Livingston, President

AGREED TO AND ACCEPTED as of
the date first above written:

/s/ CRAIG D. SHIMASAKI
-----------------------------
Dr. Craig D. Shimasaki






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